Exhibit 10.35

MASTER REAL ESTATE PURCHASE AGREEMENT

This Master Real Estate Purchase Agreement (this “Agreement”) is entered into as of the 20th day of January, 2021 (the “Effective Date”), by and between Farmland Partners Operating Partnership, LP, a Delaware limited partnership, located at 4600 S. Syracuse St., Suite 1450, Denver, CO 80237 (“FPI”), and FPI, on behalf of each of the Sellers set forth on Attachment A (each a “Seller” and collectively the “Sellers”), and Promised Land Opportunity Zone Farms I, LLC, a Delaware limited liability company, located at 2112 W. Galena Blvd., Ste. 8-437, Aurora, IL 60506 (“Buyer”).

RECITALS

A.FPI is the duly authorized agent of the Sellers who own the tracts of real estate that are further described and set forth on Attachment A and Attachment A-1 (each a “Property” and collectively the “Properties”);

B.Sellers desire to sell and Buyer desires to purchase the Properties in one or more transactions, subject to the terms and conditions that are set forth in this Agreement; and,

C.Buyer is purchasing the Properties with the intent of making certain capital improvements to the Properties in cooperation with Seller that are consistent with the Opportunity Zone laws and regulations in the Tax Cuts and Jobs Act of 2017 (Public Law No. 115-97 (2017)) and its related final Treasury Regulations (Treas. Reg. §§ 1.1400Z2(a)-1 to 1.1400Z2(f)-1, 85 FR 1866-01) (collectively the “OZ Laws”).

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, FPI (on behalf of Sellers) and Buyer agree as follows:

1.PURCHASE & SALE. Subject to the terms and conditions set forth in this Agreement, Sellers shall convey fee simple title in each Property to Buyer, or subject to Seller’s prior consent (unless such assignee is owned or controlled by Buyer), any assignee or designee of Buyer, by good, sufficient and recordable warranty deed, subject only to the Permitted Title Exceptions. Buyer agrees to pay each Seller the “Purchase Price” for each Property as set forth opposite each Seller’s name on Attachment A. The aggregate purchase price due to the Sellers for all of the Properties shall be as set forth on Attachment A (the “Total Purchase Price”). Each Property shall include any improvements and fixtures located thereon, including but not limited to, all buildings, scales, pivots, electric irrigation motors, pumps, gearheads, submersible pumps, generators, underground pipes, and all other related irrigation equipment, all water rights, all oil, gas, coal, and other mineral rights, all timber rights, all development rights, all conservation easements, all leases, appurtenances and hereditaments, as well as all title and interest to easements and rights-of-way, now located thereon or attached thereto which shall be left in and upon said premises, subject to reasonable wear and tear, and all of which shall be included within the definition of “Property” for all purposes herein.

2.EARNEST MONEY. Within five (5) days of execution of this Agreement by both parties, Buyer shall deposit the sum of Five Hundred Thousand Dollars ($500,000) (the “Earnest Money”), with Attorneys’ Title Guarantee Fund, Inc. (the “Escrowee”) that will be applied to the Purchase Price due to each Seller at the first Closing of a Property sale, or in the event that this Agreement is terminated by Buyer as permitted pursuant to this Agreement, the Earnest Money shall be refunded to Buyer. Disbursement of any Earnest Money shall be pursuant to an executed Escrow Agreement between the Parties and the Escrowee.

3.PAYMENT OF PURCHASE PRICE: The Purchase Price for each Property shall be payable by Buyer to each Seller as follows: (i) cash at Closing, and (ii) a Convertible Note in the form attached hereto as Attachment B (each a “Convertible Note”). The amount of each Convertible Note shall be equal to the Purchase Price, plus the estimated amount of the Improvement Costs to the Property set forth on Attachment A, less any assumed Property Loan that is secured by the Property, times ten percent (10%).

4.PROPERTY INFORMATION, GOVERNMENT AGRICULTURAL PROGRAM PAYMENTS. As soon as practical, but in any case no later than three (3) days of the execution of this Agreement by both parties, FPI will provide, to the extent that such documentation is in FPI’ s or a Seller’s possession or within their reasonable control, true, correct, and complete copies of all: (i) leases of any portion of each Property (“Leases”); (ii) state and federal government agricultural program documents applicable to each Property (“Government Programs”); (iii) other contracts and agreements related to each Property such as billboard, hunting, cell tower, wind or solar licenses, or other agreements (“Other Contracts”); (iv) existing title commitments, surveys, easements, and title exception documents for each Property (“Title Documents”); (v) financial statements, statements of cash flows, income statements, balance sheets, bank statements, and other financial information related to the operation of each Property (“Property Financial Information”); (vi) Farm Service Agency maps and Abbreviated 156 Farm Records; (vii) well permits; (viii) real property tax invoices, (ix) any surveys of each Property in the possession of FPI or a Seller; (x) any other relevant business, governmental or regulatory documents that Buyer has reasonably requested prior to the Effective Date ; and (xi) a list of all loans pertaining to each Property (each a “Property Loan”) and collectively the “Property Loans”) together with documentation thereof, including whether such loans are transferable or assumable (the foregoing items 4(i) — (xi) being collectively referred to as the “Property Information”). Buyer shall determine and notify Seller within ten (10) days of receipt of the Property Loans whether Buyer wishes to assume any of the Property Loans, in its sole discretion. For the Property Loans Buyer wishes to assume, FPI shall cooperate, or require Sellers to cooperate, at Buyer’s expense, in the assignment and assumption of each applicable Property Loan to be effective upon the applicable Closing, and the then outstanding balance of any Property Loan so assumed as of the Closing Date shall be applied as a credit against the Purchase Price for that applicable Property. Sellers shall also execute all relevant releases, which would allow Buyer to obtain any reasonable information which is not within the reasonable control of a Seller. Buyer agrees to continue to honor any existing Government Programs contract affecting the Properties (each, a “Governmental Contract”), to the extent assignable and assigned and assumed by Buyer at a Closing. Sellers shall be responsible for any Governmental Contracts to the extent not so assigned. All Property Loans, Leases, Governmental Contracts and Other Contracts are set forth on Attachment E by Property. Each party agrees to indemnify and hold harmless the other party for any damage it may sustain by reason of any failure of the indemnifying party to keep or perform any of the covenants and obligations provided to be kept or performed under the terms and conditions of any assigned Governmental Contract, Lease or Other Contract that is assigned for which the indemnifying party is responsible. The assignment agreements to be delivered at Closing with respect to such Governmental Contract, Lease, or Other Contract at Closing shall specify that Seller shall indemnify Buyer for periods prior to Closing and Buyer shall indemnify Seller for periods after the Closing.

5.POSSESSION, PRORATIONS AND EXPENSES

a.

Possession. Sole and exclusive possession of each Property, subject to the Leases, shall be delivered to Buyer on the applicable Closing Date. All Leases, Government Contracts and Other Contracts, shall be expressly assumed by Buyer.

b.

Real Estate Taxes & Assessments. General and special real estate, drainage assessment taxes, and other ad valorem taxes and assessments and other state, city or local taxes, fees, charges and assessments affecting each Property (“Taxes & Assessments”) for 2020 real estate Taxes & Assessments, due and payable in 2021 shall be paid by Seller. The 2021 Taxes and Assessments, and all future years, shall be prorated as of the Closing for each Property.

c.

Expenses. For each Property, each Seller shall be responsible for the payment of all sales, use and state, county, and local transfer taxes that are customarily allocated to a Seller, all costs of title insurance premiums and charges for the issuance of the Title Policy for each Property, all recording fees for the deed and instruments of conveyance, fifty percent (50%) of all other escrow fees. Buyer shall be responsible for the payment of all sales, use and state, county, and local transfer taxes that are customarily allocated to a Buyer, of all recording fees for any mortgage, or assignment of mortgage, and fifty percent (50%) of all other escrow fees for each Property. In the event that sales, use and state, county, and local transfer taxes are not customarily the responsibility of a Buyer or Seller, those expenses shall be shared equally between Buyer and Seller. The fees and expenses of Sellers’ designated representatives, accountants and attorneys shall be borne by Sellers, and the fees and expenses of Buyer’s designated representatives, accountants and attorneys shall be borne by Buyer.

d.

Leases. Each applicable Seller shall assign to Buyer, and Buyer shall assume, all Leases. Rents and other payments payable under row crop Leases will be prorated as of Closing. With respect to any specialty crop leases, the Parties will work in good faith to divide the rent payments following the principal that costs and revenues associated with 2020 will go to Seller and costs and revenues associate with 2021 will be prorated as of Closing.

e.	Government Program Payments. All Government Program payments for a given crop year will be prorated as of Closing.
f.	Other Contracts. If there are any Other Contracts all amounts payable thereunder shall be prorated as of Closing.
g.

Reproration. In the event that any amount being prorated pursuant to this section is based on amounts that are not final, or are being estimated for any reason, the Parties agree to reprorate such amounts when the final amounts become available. Either Party may demand for a reproration by providing written notice to the other Party with sufficient detail to provide for a reconciliation of the prorated amounts and the amount due as a result of such reproration. The Party receiving such written demand shall then have sixty (60) days to either pay the amount due, or to contest the amount of the proration. Any disputes concerning the amounts due to a Party shall be resolved by an independent account selected by the Parties, and in the event that they cannot agree on an accountant, then KPMG shall make a final determination as soon as practical thereafter. The costs of any reproration dispute shall be shared equally by the Parties.

h.

Partial Assignments of Contracts. In the event that any contract, lease, or other agreement, covers more than one property, including property that is not being acquired by the Buyer, the Parties agree to assign and prorate the obligations and amounts due under such contracts pursuant to the terms and conditions of an equitable apportionment of such agreements.

6.CLOSING, DELIVERIES

a.

Closing. The closing of the purchase and sale of each applicable Property listed on Attachment A shall take place on a business day the Title Company is open within ten (10) days following Buyer’s notification to Seller that all conditions precedent to Buyer’s obligation to purchase such Properties have been fulfilled or waived by Buyer, at the offices of the Title Company, or on such other date, time and place as the parties may mutually agree (the “Closing Date”). Each closing referred to in this Section shall be referred to herein as a “Closing”. The Parties contemplate that one or more Closings will occur as the conditions set forth in Section 7 are met with respect to each Property. In the event that no Closings have occurred on or before March 31, 2021 (the “Outside Closing Date”), Seller shall have the right to terminate this Agreement. In the event the Outside Closing Date is not met as a result of the failure to meet each of the conditions set forth in Sections 7(a), 7(b), or 7(c), and Buyer exercises its right to terminate the Agreement pursuant to Section 7(d), the Earnest Money will be returned to Buyer. The Parties also agree that no Closing will occur until such time as Buyer is prepared to close on not less than $13,500,000 of Property including any improvements set forth in Schedule A (the “Minimum Purchase Obligation”). The Parties agree that after the closing on the Minimum Purchase Obligation, the balance of the Property listed in Attachment A may be purchased by Buyer at its option provided such Closings occur no later than June 30, 2021 for all Property other than Ironwood and Roadrunner Ranch which Buyer shall have twelve months from the Effective Date to purchase (“Subsequent Closings”). All rent shall be prorated through the Closing Date for each Property.

b.

Sellers ‘Deliveries. On each Closing Date, FPI shall deliver to Buyer, and in exchange for the payment to each Seller of the applicable Purchase Price (plus or minus prorations), the following executed closing documents for each Property:

(i)	Seller’s warranty or trustee’s deed conveying to Buyer fee simple title to the Property, subject only to the Permitted Title Exceptions;
(ii)

An Assignment and Assumption Agreement for all Leases, Government Programs, and Other Contracts applicable to such Property and any applicable third party consent required under any such agreement, all in a form reasonably acceptable to Buyer;

(iii)	The consent of the lender or lenders under any Property Loan being assumed by Buyer, together with such loan assignment and assumption documents, all in a form reasonably acceptable to Buyer;
(iv)	A duly completed and executed certification of non-foreign status pursuant to Section 1445 of the Code and

Section 1.1445-2(b)(2) of the Treasury Regulations; and

(v)

Such other documents, instruments, certifications and confirmations as may be reasonably required and designated by the Title Company to fully effect and consummate the transactions contemplated hereby.

c.     Approval of Closing Documents. All closing documents to be furnished by FPI or Buyer pursuant hereto shall be in form, execution and substance reasonably satisfactory to both Buyer and Seller unless otherwise set forth in this Section 6.

d.    Buyer’s Deposits. On each Closing Date, Buyer shall deliver the following to FPI, and in exchange for Seller’s deliveries as aforesaid, the following executed documents for each Property:

(i)

An Assignment and Assumption Agreement for all Leases, Governmental Contracts, and Other Contracts applicable to such Property and any applicable third party consent that requires Buyer’s acceptance or consent;

(ii)	The cash portion of the Purchase Price and the Convertible Note;
(iii)	Such other documents, instruments, certifications and confirmations as may be reasonably required and designated the Title Company to fully effect and consummate the transactions contemplated hereby.

e.     Joint Deposits. Seller and Buyer shall jointly execute all state, county, and local transfer/transaction tax declarations, and shall jointly execute and deliver to each other an agreed proration and closing statement.

f.     Concurrent Transactions. All documents or other deliveries required to be made by Buyer or Seller at a Closing, and all transactions required to be consummated concurrently with a Closing shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made and no transactions shall be deemed to have been consummated until all deliveries required by Buyer or its designee and each Seller shall have been made, and all concurrent and other transactions shall have been consummated.

7.CONDITIONS PRECEDENT TO CLOSING. In addition to other conditions set forth in this Agreement, Buyer’s obligation to purchase each Property shall be subject to and contingent upon the following conditions precedent, any or all of which Buyer may waive by written notice to FPI only:

a.

Financing Contingency. The purchase and sale of each Property shall be subject to Buyer securing financing for the purchase of each Property equal to forty percent (40%) of the Purchase Price of each Property, at market interest rates, without additional security or guaranty of any other party, other than Buyer.

b.

Title Review. The purchase and sale of each Property shall be subject to Seller curing any and all Original Title Objections and the review and approval of the title commitment and survey for each Property to insure that each Property is being conveyed to Buyer free and clear of all encumbrances, other than the Permitted Title Exceptions. Notwithstanding the above, Buyer’s approval of the title commitment is subject to the terms set forth in Section 9(a).

c.

Opportunity Zone Feasibility & Compliance. All Property must be located at least partially in an Opportunity Zone as that term is defined in the OZ Laws, and all capital improvement plans for each Property must be approved by Seller and Buyer prior to Closing and must meet OZ Law requirements as determined in good faith by Buyer’s independent third party auditor at KPMG (“QOZB Improvements”).

d.

Cancellation. If any of the foregoing conditions precedent is not satisfied or waived in writing by Buyer, Buyer may, but shall not be obligated to, elect, at its option, by written notice to FPI prior to the earlier of the time set for a Closing or the specific deadline (as applicable) described within this Section 7, to terminate Buyer’s obligation to purchase the Property for which any of the foregoing conditions precedent is not satisfied or waived. In the event the Outside Closing Date is not met as a result of the failure to meet each of the conditions set forth in Sections 7(a), 7(b), or 7(c) and Buyer decides to terminate its obligation to purchase all remaining Property as provided herein, then this Agreement shall terminate and any remaining Earnest Money shall be returned to Buyer and the parties hereto shall have no further obligation or liability with respect to such Properties.

e.	Additional Property Conditions. The obligation to purchase certain Properties will be subject to the additional conditions that are set forth on Attachment F.

8.REPRESENTATIONS AND WARRANTIES OF AND INDEMNITY BY SELLERS

a.   Representations and Warranties of Sellers. To induce Buyer to execute, deliver and perform this Agreement, and the ancillary agreements, and without regard to any independent investigations made by Buyer, FPI and Sellers, jointly and severally, hereby represent and warrant to Buyer and its successor and assigns on and as of the Effective Date (unless otherwise expressly set forth below) as follows:

(i)

Due Authorization. Sellers are duly organized, validly existing, and in good standing under the laws of its state of organization. FPI and Sellers have the full right and lawful authority to enter into this Agreement and all ancillary agreements and perform all of their obligations under this Agreement, and no other parties have any right or ownership in or to the Properties. The execution and delivery of this Agreement and the performance of Sellers of their obligations hereunder have been duly authorized by all requisite action of the Sellers and require no further action or approval of Sellers’ members, partners, stockholders, managers, board of directors, trustees or other individuals or entities, as applicable, in order to constitute this Agreement as a binding and enforceable obligation of Sellers. The transactions contemplated hereby will not result in a breach of, or constitute a default or permit acceleration of maturity under, any indenture, mortgage, deed of trust, loan agreement or other agreement to which a Seller or a Property is subject or by which a Seller or a Property is bound. The foregoing representations and warranties in this paragraph (i) shall extend to each Closing Date;

(ii)	Accuracy of Representations and Warranties. All representations and warranties of Sellers appearing in the other Articles and Sections of this Agreement are true and correct;
(iii)

Property Information. The Property Information and all other information and documents delivered hereunder, including the documents delivered to Buyer pursuant to this Agreement are true, correct and complete in all material respects, and does not omit any material information required to make the submission thereof fair and complete. True, correct and complete copies of all Property Loans, Leases, Governmental Contracts and Other Contracts have been provided by FPI to Buyer. All Property Loans, Leases, Governmental Contracts and Other Contracts are currently in force and effect, and there is no default, nor any event which with the giving of notice or passage of time, or both, would constitute a default, under any such Property Loan documents, Lease, Governmental Contract or Other Contract. All such Leases or Other Contracts may be assigned by Seller to Buyer at Closing without requirement of consent by any third party, including any tenant or lender. Other than the Property Loans, Leases, Governmental Contracts and Other Contracts listed on Attachment E, there are no other material agreements, oral or written, affecting the Properties;

(iv)	Litigation. There are no claims, causes of action or other litigation or proceedings pending or threatened in respect to the ownership, operation or environmental condition of the Properties;
(v)

No New Encumbrances. Since the Effective Date, Sellers have not conveyed any portion of the Properties or any rights therein, or entered into any lease, license, conveyance, security document, easement or other agreement, or amended any lease or existing agreement granting to any other person or entity any rights with respect to the Properties or any part thereof, or any interest whatsoever therein. No amendments or extensions have been made to any Leases without Buyer’s prior written consent and Sellers have operated the Properties in the ordinary course of business consistent with its current practices through each applicable Closing Date.

(vi)

Environmental Conditions. To the best of Seller’s knowledge, without independent inquiry, that during the period of Seller’s ownership or control over the Property, Seller has no knowledge of, nor reason to suspect, that there has been any underground storage (or other) tank or any presence, disposal, release, or threatened release of hazardous substances or hazardous wastes on, from or under the premises, by or through Seller, or any other party whatsoever. Seller similarly represents that to the best of Seller’s knowledge, without independent inquiry, there was no underground storage (or other) tank, nor any presence, disposal, release or threatened release of hazardous substances or hazardous waste on, from or under the premises prior to Seller’s acquisition or ownership or control of the Property. The foregoing representations and warranties in this paragraph (vi) shall extend to each Closing Date.

(vii)

Foreign Person. Sellers are not foreign persons within the meaning of Section 1445(f)(3) of the Internal Revenue Code, and no portion of the Total Purchase Price is required to be withheld by Buyer pursuant to Code Section 1445 and the regulations promulgated thereunder. The foregoing representations and warranties in this paragraph (vii) shall extend to each Closing Date;

(viii)

Condemnation. To the best of Seller’s knowledge there are no existing, pending contemplated, threatened or anticipated (i) condemnation of any part of the Properties, (ii) widening, change of grade or limitation on use of streets, roads or highways abutting the Properties, (iii) special tax or assessment to be levied against the Properties, (iv) change in the zoning classification of the Properties, or (v) change in the tax assessment of the Properties. The foregoing representations and warranties in this paragraph (vii) shall extend to each Closing Date, provided that in the event of a condemnation after the Effective Date, Seller or Buyer shall have the right to remove such Property from Attachment A; and

(ix)

Violations. To the best of Seller’s knowledge, there are no violations of any material health, safety, pollution, environmental, zoning or other laws, ordinances, rules or regulations with respect to the Properties, which Seller previously had knowledge of and have not been heretofore entirely corrected;

b.

Indemnity by Sellers. FPI and Sellers hereby jointly and severally agree to indemnity, defend and hold Buyer harmless from and against any and all loss, damage, liability and expense (including reasonable attorneys’ fees and other litigation expenses) Buyer may suffer, sustain or incur as a result of any misrepresentation, or breach of warranty or agreement, made by FPI or Seller under or in respect to this Agreement.

c.	Sellers’ Covenants.

(i)FPI shall notify Buyer promptly if FPI or Sellers become aware of any transaction or occurrence prior to a Closing Date which would make any of the representations or warranties of FPI and Sellers, untrue in any material respect.

(ii)Neither FPI, nor any Seller, shall file any tax appeals without Buyer’s written consent with respect to any taxes for which Buyer is responsible paying pursuant to this Agreement.

(iii)From the Effective Date until June 30, 2021 or the termination of this Agreement FPI or any Seller shall not: (a) enter into nor solicit from or negotiate with any third party with respect to the sale, assignment or transfer of all or any portion of the Property or (b) convey any portion of the Properties or any rights therein, or enter into any lease, license, conveyance, security document, easement or other agreement, or amend any lease or existing agreement granting to any other person or entity any rights with respect to the Properties or any part thereof, or any interest whatsoever therein, without Buyer’s prior written consent. No material amendments or extensions shall be made to any Leases now in force without Buyer’s prior written consent, and Sellers shall continue in all respects to operate the Properties applicable to each Closing in the ordinary course of business consistent with its current practices through each applicable Closing Date.

9.TITLE

a.Title Commitment. Buyer acknowledges that Seller has provided a copy of previous title commitment (“Original Title”) for each Property. Buyer has delivered a statement of the objections to title to the Property that are set forth on Attachment D (“Original Title Objections”).

Seller shall within a reasonable period of the Effective Date, furnish at Seller’s expense a commitment and an Owners Title Guaranty Policy (each a “Title Commitment” and together the “Title Commitments”) issued by Attorneys’ Title Guarantee Fund, Inc (the “Title Company”) in the full amount of the Purchase Price for each Property, covering title to each Property on or after the Effective Date, showing each Seller as owner of each Property in fee simple, subject only to the Permitted Title Exceptions.

“Permitted Title Exceptions” shall include the following: (a) all taxes and special assessments for tax periods due and accruing in 2021 now a lien, levied, or confirmed after the date hereof, (b) building, use and occupancy or restrictions, if any, which do not unreasonably interfere with Buyer’s intended use of the Properties, (c) zoning laws and ordinances, (d) easements of record or in place affecting the premises, if any, which do not unreasonably interfere with Buyer’s intended use of the Properties, (e) drainage ditches, feeders and laterals, if any, (f) conveyances or reservations of coal, minerals and mining rights, if any, of record, (g) mortgage or other lien that may be eliminated at closing by application of the purchase price, (h) rights or tenants in possession if any pursuant to existing Leases, and (i) matters which can only be discovered by a survey of the Properties.

Buyer shall within four (4) business days after receiving such Title Commitments, deliver to each Seller, together with such evidence, a report in writing specifying any objections made to the Title Commitments that were not previously identified in the Original Title Objections. In case (a) Buyer’s material objections made to the Title Commitment not previously disclosed in the Original Title Objection are not cured within thirty (30) days after such report is so delivered or (b) a Seller refuses in writing to cure such defects, Buyer may terminate the obligation to purchase the Property within four (4) business days of the earlier of (i) Buyer’s receipt of a refusal notice from Seller or (ii) the expiration of the thirty (30) day cure period. In such case of termination by Buyer, the Purchase Price for such Property shall be reduced by the amount allocated to such excluded Property. Seller is selling the Properties and all improvements and personal property “as is, where is” with no warranties of any nature whatsoever except warranty of title contained in the deed to be delivered herein.

10.PERFORMANCE

In the event any party hereto shall fail to perform or observe any of the covenants and conditions undertaken by it (other than an obligation to pay at Closing which shall not have a cure period) herein to be paid, performed or observed, then such party shall be deemed to be in default with respect hereto. In the event of a default by either party, the non-defaulting party shall have the right, following thirty (30) days prior written notice to the other during which period the notified party failed to cure such default, in addition to other remedies available at law or in equity, to: (a) require the defaulting party to perform all of their obligations hereunder, and (b) recover damages, including expenses incurred as a result of the default (including attorneys’ fees). In the event of a default by Buyer, including but not limited to a default under Section 14, Sellers shall have the right, in addition to all other rights available at law or in equity to declare this Agreement canceled and retain the Earnest Money.

11.GENERAL CONDITIONS AND STIPULATIONS

a.

Time shall be considered to be of the essence of this Agreement. This Agreement shall extend to and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. The word “Seller” wherever used herein shall, respectively, be construed to mean Sellers, and the necessary grammatical plural changes shall in all cases be assumed as though in each case fully expressed. The obligations and representations and warranties of each Seller shall be joint and several. Buyer shall be entitled to assign this Agreement to one or more entities that are owned or controlled by Buyer without the consent of FPI or the Sellers.

b.

All notices and demands herein required or given hereunder shall be in writing. The mailing of any such notice or demand by mail to the FPI (on behalf of itself and Sellers) or to the Buyer at their respective addresses hereinbefore set forth shall be considered sufficient service as of three (3) days after mailing. The mailing of such notice or demand to the FPI at said respective address shall be considered to be sufficient service on all such Sellers respectively. Notice may also be sent by email to the FPI or Buyer at the email addresses indicated on the signature page of this Agreement. A copy of any notice shall also be sent to the parties designated legal representatives.

c.

This Agreement and each Convertible Note, including any documents referenced in each Convertible Note, contain all of the terms and conditions agreed upon by the parties hereof related, and supersedes all oral agreement regarding the subject matter of this Agreement and may only be amended or altered in writing signed by all parties.

d.

FPI and Buyer agree to provide all information necessary to complete and execute all documents and perform all actions necessary to comply with the following: (i) Real Estate Settlement Procedures Act of 1974; (ii) Internal Revenue Service Form 1099S; (iii) Section 1445 of the Internal Revenue Code as amended (which deals with the citizenship of the Seller; (iv) a mutually agreeable summary of the closing transaction and (v) all laws, statutes, ordinances and regulations applicable to the transaction.

e.	Facsimile copies, electronic copies (including electronic signature software) and signatures on this Agreement shall be as valid as an originally signed contract.
f.

This Agreement may be signed in counterparts, which together shall constitute one agreement. If the Agreement is signed in counterparts, no signatory hereto shall be bound until all parties named below have duly executed, or caused to be duly executed, a counterpart of this Agreement.

g.	This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware.
h.

In the event any dispute between the parties results in litigation, mediation or arbitration or any party is required to retain legal counsel to enforce the provisions hereof, then the prevailing party shall be entitled to recover from the other any and all attorneys’ fees and expenses resulting therefrom.

i.

The parties mutually represent and warrant that they have not engaged a real estate broker with respect to the transactions contemplated hereby. Each of FPI, Sellers and Buyer shall indemnify and hold harmless the other parties from any and all claims for real estate fees or brokerage commissions incurred by such other party as a result of a breach of this representation and warranty.

12.REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. Buyer warrants and represents to FPI and each Seller that it is duly organized, validly existing, and in good standing under the laws of its state of organization and has the full right and lawful authority to enter into this Agreement and all ancillary agreements and perform all of their obligations under this Agreement. Buyer further represents and warrants that the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action of the Buyer and its investors and requires no further action or approval of Buyer’s members, partners, stockholders, managers, board of directors, trustees or other individuals or entities, as applicable, in order to constitute this Agreement as a binding and enforceable obligation of Buyer. The transactions contemplated hereby will not result in a breach of, or constitute a default or permit acceleration of maturity under, any indenture, mortgage, deed of trust, loan agreement or other agreement to which Buyer is subject or by which Buyer is bound. The foregoing representations and warranties in this paragraph 13 shall extend to each Closing Date.

13.FUNDING OF QUALIFIED OPPORTUNITY ZONE FUND

Within thirty (30) days of the Effective Date, Buyer shall provide Seller evidence of closing on the investment of at least $21,000,000 in capital for the Qualified Opportunity Zone Fund (“QOF”), through a private placement offering under Rule 506(b) of Regulation D. Failure to provide such evidence shall be a material default and upon notice to Buyer, Seller shall have the right to terminate the Agreement immediately and retain the Earnest Money.

14.OPTION TO PURCHASE ADDITIONAL PROPERTY

Provided Buyer is not in default under this Agreement, subject to additional Earnest Money agreed to in writing by the Parties, Buyer shall have the right and option to purchase the property listed in Attachment C (“Additional Property”) that is owned by FPI at a prices set forth therein. In the event Buyer elects to purchase some or all of the Additional Property, Buyer and Seller agree to enter into an addendum to this Agreement that provides for the specific terms and conditions of the Additional Property, including the applicable Original Title Objections, agreed upon QOZB Improvements, updated Property Information, and other necessary terms applicable to each Additional Property. The Closing for any Additional Property shall occur on or before December 31, 2021. Notwithstanding the foregoing, Seller may notify Buyer at any time that it is electing to remove from Attachment C one or more Additional Properties if it reasonably determines that such Additional Properties have increased in value from the value stated on Attachment C as a result of the fact that such Additional Properties can be utilized for non-agricultural use and once any Additional Property has been so removed, Buyer shall no longer have the option to purchase any such Additional Property.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Master Real Estate Purchase Agreement as of the Effective Date first above written.

BUYER:	ON BEHALF OF FPI AND SELLERS:

/s/ john s. Heneghen	/s/ Paul A. Pittman
John Heneghan, Authorized Agent	Paul A. Pittman, President & CEO

Email: John@servantfinancial.com	Email: legal@farmlandpartners.com

Buyer’s Counsel:	Sellers’ Counsel:
Steven J. Thayer	Erica Borenstein
Handler Thayer, LLP	Email: eborenstein@farmlandpartners.com
191 N. Wacker Drive, 23rd Floor
Chicago, IL 60606
Email: sthaver@handlerthaver.com

ATTACHMENT A

SELLERS AND PROPERTY

Name of Property	Seller	# of Acres	Location	Improvement Cost	Purchase Price
Roberts Trust #514	FPI Illinois II LLC	236	Douglas County, IL	$225,000	$2,501,600
Beckerdite	PH Farms LLC	120	Schuyler County, IL	$175,000	$1,140,000
Copes	PH Farms LLC	137	Schuyler County, IL	$183,000	$1,438,500
Patchett	FPI Illinois I LLC	195	Edgar County, IL	$260,000	$1,925,625
Matthews	FPI Colorado LLC	1,130	Tunica & DeSoto Counties, MS	$255,000	$5,876,000
Swindoll Darby	FPI Colorado LLC	359	Tunica County, MS	$270,000	$1,579,600
Coopers Mill	FPI Colorado LLC	945	Lee County, SC	$551,000	$3,213,000
Harvin	FPI Properties LLC	144	Richland County, SC	$100,000	$716,462
Sellers	FPI Properties LLC	288	Dillion & Marion Counties, SC	$214,400	$2,116,800
Gaddy Gasque	FPI Properties LLC	126	Dillion & Marion Counties, SC	$65,600	$926,100
Bennettsville	FPI Carolinas LLC	220	Marlboro County, SC	$160,000	$802,380
Ironwood	FPI Ironwood LLC	2,426	Suwannee County, FL	$1,619,355[1]	$16,193,550
Roadrunner Ranch	Arnold (CA) LLC	243	Tulare County, CA	$1,444,000[1]	$8,632,575
Total Purchase Price & Acres		6,569		$5,522,355	$47,062,192

Note 1: In the event that Ironwood or Roadrunner Ranch is not purchased on or before June 30, 2021, the Purchase Price for Ironwood and Roadrunner Ranch shall be subject to an increase at a rate equal to .00166667 per month (2% annually) with the first price increase being on July 1, 2021, and on the 1st day of each month thereafter.

ATTACHMENT A-1

LEGAL DESCRIPTIONS

[Attached]

Roberts Trust

Tract 1:

THE WEST HALF OF THE NORTHWEST QUARTER, AND THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER, ALL IN SECTION 16, TOWNSHIP 15 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, DOUGLAS COUNTY, ILLINOIS.

Tract 2:

THE EAST HALF OF THE NORTHWEST QUARTER AND THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER, ALL IN SECTION 16, TOWNSHIP 15 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, SITUATED IN DOUGLAS COUNTY, ILLINOIS;

EXCEPT PART OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 16, TOWNSHIP 15 NORTH, RANGE 10 EAST OF THE THIRD PRINICIPAL MERIDIAN, DOUGLAS COUNTY, ILLINOIS, DESCRIBED AS FOLLOWS:

FROM AN IRON PIN MONUMENT MARKING THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SAID SECTION 16, MEASURE SOUTHERLY ON THE EAST LINE OF THE NORHWEST QUARTER OF SAID SECTION 16 FOR 189.00 FEET TO THE PLACE OF BEGINNING; THENCE DEFLECT 89 DEGREES 05’40” TO THE RIGHT AND MEASURE WESTERLY FOR 506.00 FEET; THENCE DEFLECT 89 DEGREES 05’ 40” TO THE LEFT AND MEASURE SOUTHERLY FOR 245.50 FEET; THENCE DEFLECT 90 DEGREES 54’ 20” TO THE LEFT AND MEASURE EASTERLY FOR 506.00 FEET TO THE EAST LINE OF THE NORTHWEST QUARTER OF SAID SECTION 16: THEN DEFLECT 89 DEGREES 05’ 40” TO THE LEFT AND MEASURE NORTHERLY ON THE EAST LINE OF THE NORTHWEST QUARTER OF SAID SECTION 16 FOR 245.50 FEET TOTHE PLACE OF BEGINNING, DOUGLAS COUNTY, ILLINOIS;

AND EXCEPT PART OF THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 16, TOWNSHIP 15 NORTH, RANGE 10 EAST OF THE THIRD PRINICIPAL MERIDIAN, DOUGLAS COUNTY,ILLINOIS, DESCRIBED AS FOLLOWS:

COMMENCING AT AN IRON ROD AT THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER OF THE NORTHWEST QUARTER; THENCE SOUTH 00 DEGREES 03 MINUTES 48 SECONDS WEST (ASSUMED BEARING) 434.50 FEET ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER OFTHE NORTHWEST QUARTER TO THE POINT OF BEGINNING, BEING A POINT THAT IS NORTH 89 DEGREES 09 MINUTES 28 SECONDS EAST 13.00 FEET FROM A ó IRON ROAD; THENCE CONTINUING SOUTH 00 DEGREES 03 MINUTES 48 SECONDS WEST 142.00 FEET ALONG SAID EAST LINE TO A POINT THAT IS NORTH 89 DEGREES 09 MINUTES 28 SECONDS EAST 20.00 FEET FROM A ó” IRON ROD WITH PLASTIC CAP MARKED PLS 2054; THENCE SOUTH 89 DEGREES 09 MINUTES 28 SECONDS WEST 506.00 FEET TO A ó” IRON ROD WITH A PLASTIC CAP MARKED 2054; THENCE NORTH 00 DEGREES 03 MINUTES 48 SECONDS EAST 142.00 FEET; THENCE NORTH 89 DEGREES 09 MINUTES 28 SECONDS EAST 506.00 FEET TO THE POINT OF BEGINNING, DOUGLAS COUNTY, ILLINOIS.

PINS: 08-10-16-100-001, 08-10-16-300-004, 08-10-16-100-004, 08-10-16-300-005

EXHIBIT A

BECKERDITE LEGAL DESCRIPTION (Schuyler Co.)

TRACT I:

A tract of land being part of the Southwest Quarter of Section 25, Township 3 North, Range 4 West of the Fourth Principal Meridian, Schuyler County, Illinois, and being more particularly described as follows.

Beginning at a set iron rod marking the center quarter corner of said Section 25; thence along the East line of the Southwest Quarter of said Section 25, South 01 degrees 05 minutes 12 seconds West, 1354.75 feet to a set iron rod marking the center South one-sixteenth corner of said Section 25; thence leaving said East line, along the South line of the Northeast Quarter of the Southwest Quarter of said Section 25, North 89 degrees 32 minutes 08 seconds West, 1324.32 feet to a set iron rod marking the West one-sixteenth corner of said Section 25; thence leaving said South line, along the West line of the Northeast Quarter of the Southwest Quarter of said Section 25, North 01 degrees 08 minutes 20 seconds East, 1356.32 feet to a set iron rod marking the center West one-sixteenth corner of said Section 25; thence leaving said West line, along the North line of the Southwest Quarter of said Section 25, South 89 degrees 28 minutes 06 seconds East, 1323.07 feet to the point of beginning.

The above described tract of land is based upon an actual boundary survey completed by the Jones Surveying and Engineering Corporation, during the month of October, 2011, and recorded in the Office of the Recorder, Schuyler County, Illinois on November 18, 2011, as Document Number 20111426, and is subject to all road right-of-ways, easements of records and/or prescription, restrictions, reservations and conditions of record, if any.

TRACT II:

A tract of land being part of the Southwest Quarter of Section 25, and part of the Northwest Quarter of Section 36, Township 3 North, Range 4 West of the Fourth Principal Meridian, Schuyler County, Illinois, and being more particularly described as follows.

Beginning at a set iron rod marking the North Quarter corner of said Section 36; thence along the East line of the Northwest Quarter of said Section 36, South 01 degrees 26 minutes 12 seconds West, 1332.67 feet to a found stone marking the center North one-sixteenth corner of said Section 36; thence leaving said East line along the South line of the Northeast Quarter of the Northwest Quarter of said Section 36, South 89 degrees 53 minutes 59 seconds West, 1320.48 feet to a found stone marking the Northwest one-sixteenth corner of said Section 36; thence leaving said South line, along the West line of the Northeast Quarter of the Northwest Quarter of said Section 36, North 01 degrees 12 minutes 35 seconds East, 1345.60 feet to a set iron rod marking the West one-sixteenth corner of said Section 36; thence leaving said West line, along the West line of the Southeast Quarter of the Southwest Quarter of said Section 25, North 01 degrees 08 minutes 20 seconds East, 33.30 feet to a set iron rod marking the Southwest corner of land as described in a deed to Jeffrey Sapp, recorded in Document Number 272854 of the Schuyler County, Illinois, Recorder’s Office; thence leaving said West line, along the South, East, and North lines of said Sapp land, the following courses and distances: South 89 degrees 32 minutes 08 seconds East, 200.00 feet to a set iron rod; thence North 01 degrees 08 minutes 20 seconds East, 340.00 feet to a set iron rod; thence North 89 degrees 32 minutes 08 seconds West, 200.00 feet to a set iron rod on the aforementioned west line of the Southeast Quarter of the Southwest Quarter of said Section

25; thence leaving said Sapp land, along said West line, North 01 degrees 08 minutes 20 seconds East, 944.20 feet toa set iron rod marking the West one-sixteenth corner of said Section 25; thence leaving said West line, along the North line of the Southeast Quarter of the Southwest Quarter of said Section 25, South 89 degrees 32 minutes 08 seconds East, 1324.32 feet to a set iron rod marking the center South one-sixteenth corner of said Section 25; thence leaving said North line, along the East line of the Southwest Quarter of said Section 25, South 01 degrees 05 minutes 12 seconds West, 1317.49 feet to the point of beginning.

The above described tract of land is based upon an actual boundary survey completed by the Jones Surveying and Engineering Corporation, during the month of October, 2011, and recorded in the Office of the Recorder of Schuyler County, Illinois on November 18, 2011, as Document Number 20111426, and is subject to all road right-of-ways, easements of records and/or prescription, restrictions, reservations and conditions of record, if any

PIN No. 02-022-013-00 & 02-031-002-00

EXHIBIT A

Legal Description - Copes

A tract of land being part of the Northwest Quarter of Section 1, Township 2 North, Range 2 West of the Fourth Principal Meridian, Schuyler County, Illinois, and being more particularly described as follows:

Beginning at the Southwest Corner of the Northwest Quarter of said Section 1, thence along the West Line of the Northwest Quarter of said Section 1, North 00 degrees 49 minutes 37 seconds East, a distance of 1917.94 feet to a point on the South Line of land as described in a deed to Harold J. Forman, as recorded in Book 19, Page 219 of the Schuyler County, Illinois Recorder’s Office; thence leaving said West Line, along said South Line and along the East Line of said Forman Land South 89 degrees 47 minutes 20 seconds East, a distance of 820.63 feet to a point, and North 00 degrees 28 minutes 12 seconds East, a distance of 697.12 feet to a point on the North Line of the Northwest Quarter of said Section 1, thence along said North Line 88 degrees 46 minutes 16 seconds East, a distance of 1882.96 feet to the Northeast Corner of the Northwest Quarter of said Section 1, thence leaving said North Line, along the East Line of the Northwest Quarter of said Section 1, South 00 degrees 42 minutes 04 seconds West, a distance of 1244.62 feet to a point, thence leaving said East Line, the following courses and distances, South 89 degrees 36 minutes 03 seconds West, a distance of 293.33 feet to a point, thence South 00 degrees 43 minutes 14 seconds West, a distance of 413.82 feet to a point, thence North 83 degrees 44 minutes 35 seconds West, a distance of 104.41 feet to a point, thence South 27 degrees 50 minutes 00 seconds West, a distance of 117.33 feet to a point, thence North 89 degrees 23 minutes 45 seconds West, a distance of 266.21 feet to a point, thence South 00 degrees 42 minutes 49 seconds West, a distance of 688.31 feet to a point, thence North 63 degrees 54 minutes 09 seconds East, a distance of 393.77 feet to a point, thence South 85 degrees 09 minutes 46 seconds East, a distance of 125.91 feet to a point, thence North 90 degrees 00 minutes 00 seconds East, a distance of 240.16 feet to a point on the aforementioned East Line of the Northwest Quarter of said Section 1, thence along said East Line, South 00 degrees 42 minutes 04 seconds West, a distance of 376.64 feet to the Southeast corner of the Northwest Quarter of said Section 1, thence leaving said East Line, along the South Line of the Northwest Quarter of said Section 1, North 90 degrees 00 minutes 00 seconds West, a distance of 2704.10 feet to the point of beginning.

Subject to an easement for ingress and egress, said easement being Twenty (20) feet of even width off the East side of said Northwest Quarter (NW 1/4) of Section One (1), except the South 400 feet thereof. Said easement shall be perpetual and shall run with the land and shall be for the benefit of the following described real estate, to-wit: The Northeast Quarter (NE 1/4) of Section One (1), Township Two (2) North, Range Two (2) West, the South Half (S 1/2) of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section Thirty-six (36) and the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of Section Thirty-six (36), Township Three (3) North, Range Two (2) West of the Fourth Principal Meridian, situated in Schuyler County, Illinois,

TOGETHER WITH an easement for ingress and egress to be perpetual and to run with the land and which is described as follows, to-wit: Twenty (20) feet of even width off the West side of the Northeast Quarter (NE 1/4) of Section One (1), except the South 400 feet thereof, in Township Two (2) North, Range Two (2) West of the Fourth Principal Meridian, situated in Schuyler County.

PIN No. 05-001-003-02

Patchett — Legal Description

Tract 1:

PART OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER, AND PART OF THE NORTHWEST QUARTER, ALL IN SECTION 26, TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS, DESCRIBED AS BEGINNING IN THE CENTER OF THE CHERRY POINT WAGON ROAD AT ITS INTERSECTION WITH THE SOUTH LINE OF THE SAID SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 26, THENCE WEST ALONG SAID CENTER LINE OF SAID SECTION, 633 FEET TO A STONE IN THE CENTER OF SAID SECTION 26, THENCE CONTINUING WEST ALONG SAID CENTER LINE OF SAID SECTION 26, 1302.5 FEET, THENCE NORTH 652.5 FEET, THENCE EAST 837 FEET, THENCE NORTH 601.4 FEET, TO THE CENTER OF SAID WAGON ROAD, THENCE SOUTHEASTERLY ALONG THE CENTER OF SAID WAGON ROAD 1663 FEET TO THE PLACE OF BEGINNING.

LOT NO. 7 IN THE PARTITION OF THE REAL ESTATE OF O’NEAL MORRIS, DECEASED, BEING PART OF THE NORTHWEST QUARTER OF SECTION 26, TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS, AS SHOWN BY THE COMMISSIONERS REPORT IN SAID PARTITION, RECORDED IN ORDER BOOK 41, PAGE 34 OF THE RECORDS OF EDGAR COUNTY, ILLINOIS CIRCUIT COURT. EXCEPTING THEREFROM THE FOLLOWING TWO TRACTS, NAMELY, 1A AND 1B:

1A:BEGINNING AT THE NORTHWEST CORNER OF SAID LOT NO. 7; THENCE EAST ALONG THE NORTH LINE OF SAID LOT NO. 7, A DISTANCE OF 300 FEET; THENCE SOUTHWESTERLY TO A POINT IN THE WEST LINE OF SAID LOT NO. 7 BEING 300 FEET SOUTH OF THE NORTHWEST CORNER THEREOF; THENCE NORTH ALONG SAID WEST LINE 300 FEET TO THE PLACE OF BEGINNING.

1B:THE NORTH 12 FEET OF EVEN WIDTH OF SAID LOT NO. 7. Tract 2:

THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 26, TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS. EXCEPTING THEREFROM THE FOLLOWING TWO TRACTS, NAMELY, 2A AND 2B:

2A:THE SOUTH 879.75 FEET OF EVEN WIDTH THEREOF.

2B:A PARCEL OF LAND BEING A PART OF THE SOUTHWEST QUARTER OF SECTION 26, TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A FOUND IRON PIN AT THE SOUTHWEST CORNER OF BLACKHAWK SUBDIVISION AS RECORDED IN PLAT BOOK 4, PAGE 194, SAID POINT BEING 1453.95 FEET SOUTH OF THE NORTHEAST CORNER OF

THE SOUTHWEST QUARTER OF SAID SECTION 26; THENCE SOUTH 85 DEGREES 43 MINUTES 00 SECONDS WEST, BEING THE WESTERLY EXTENSION OF THE SOUTH LINE OF SAID BLACKHAWK SUBDIVISION, A DISTANCE OF 51.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 87.00 FEET; THENCE NORTH 85 DEGREES 43 MINUTES 00 SECONDS EAST, A DISTANCE OF 51.00 FEET TO THE WEST LINE OF BLACKHAWK SUBDIVISION ALSO BEING EAST LINE OF THE SOUTHWEST QUARTER OF SAID SECTION 26; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, ALONG SAID WEST LINE, A DISTANCE OF 87.00 FEET TO THE POINT OF BEGINNING, ACCORDING TO PLAT OF SURVEY MADE BY RICHARD A. KNIGHT, ILLINOIS PROFESSIONAL LAND SURVEYOR NO. 2845, DATED DECEMBER 12, 2007 AND RECORDED DECEMBER 12, 2007 AS DOCUMENT NO. 200700003452.

Tract 3:THE SOUTH 879.75 FEET OF EVEN WIDTH OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 26, TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS.

Tract 4:

ALL THAT PART OF THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS, LYING WEST OF CHERRY POINT WAGON ROAD, EXCEPTING THEREFROM THE FOLLOWING SIX TRACTS, NAMELY, 4A, 4B, 4C, 4D, 4E AND 4F:

4A:A PART THEREOF DESCRIBED AS BEGINNING AT THE NORTHWEST CORNER OF SAID SOUTHEAST QUARTER, THENCE SOUTH 16 RODS, THENCE EAST 50 RODS TO THE CENTER OF SAID CHERRY POINT WAGON ROAD, THENCE NORTHWEST WITH THE CENTER OF SAID ROAD TO THE NORTH LINE OF SAID SOUTHEAST QUARTER, THENCE WEST 39 RODS 23 LINKS TO THE BEGINNING.

4B:ALL THAT PART OF THE SOUTHEAST QUARTER OF SAID SOUTHEAST QUARTER, AND ALL THAT PART OF THE EAST 24 RODS, 21 LINKS OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER, LYING SOUTH OF THE CENTER OF THE WAGON ROAD RUNNING EAST AND WEST THROUGH THE SOUTHEAST QUARTER.

4C:A PART OF THE SAID SOUTHEAST QUARTER DESCRIBED AS FOLLOWS: COMMENCING AT A STONE AT THE NORTHEAST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 26, MEASURE SOUTHERLY ALONG THE WEST LINE OF SAID QUARTER SECTION 265 FEET TO THE TRUE PLACE OF BEGINNING, THENCE DEFLECT 91 DEGREES 04 MINUTES LEFT 774.10 FEET TO THE CENTERLINE OF COUNTY HIGHWAY 13, THENCE DEFLECT RIGHT 62 DEGREES 15 MINUTES, 892.75 FEET ALONG CENTERLINE OF SAID COUNTY HIGHWAY, THENCE DEFLECT RIGHT 118 DEGREES 01 MINUTES, 385.80 FEET, THENCE DEFLECT LEFT 92 DEGREES 29 MINUTES,354.20 FEET, THENCE DEFLECT RIGHT 89 DEGREE 00 MINUTES, 841.00, FEET THENCE DEFLECT RIGHT 94 DEGREES 17 MINUTES, 1189.60 FEET TO THE PLACE OF BEGINNING.

4D:LOTS NOS. 1, 2, 3, AND PARTS OF LOTS NOS. 4 AND 5, AND DEDICATED ROADWAYS AND EASEMENTS IN BLACKHAWK SUBDIVISION AS SHOWN PER PLAT OF SAID SUBDIVISION RECORDED AT PAGE 194 OF PLAT BOOK 4 IN THE OFFICE OF EDGAR COUNTY RECORDER WITH SAID TRACT MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT A STONE AT THE NORTHWEST CORNER OF THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS, MEASURE ALONG THE WEST LINE OF SAID QUARTER SECTION ON AN ASSUMED BEARING OF SOUTH 0 DEGREES 00 MINUTES 00 SECONDS WEST FOR 1,453.95 FEET TO AN IRON PIN SET IN CONCRETE, THENCE MEASURE NORTH 85 DEGREES 43 MINUTES 00 SECONDS EASTERLY 841 FEET TO AN IRON PIN SET IN CONCRETE AND THE TRUE POINT OF BEGINNING; THENCE MEASURE NORTH 89 DEGREES 12 MINUTES 00 SECONDS EAST MEASURE 494.60 FEET TO AN IRON PIN SET IN CONCRETE ON THE WEST RIGHT OF WAY LINE OF THE CHERRY POINT ROAD; THENCE NORTHERLY 29 DEGREES 07 MINUTES 30 SECONDS WEST ALONG SAID RIGHT OF WAY, 401.78 FEET TO AN IRON PIN SET IN CONCRETE, THENCE SOUTH 89 DEGREES 12 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 319.45 FEET TO AN IRON PIN, THENCE SOUTH 03 DEGREES 17 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 354.00 FEET TO THE TRUE POINT OF BEGINNING.

4E:LOTS NOS. 16, 17, 18 AND 19 OF THE PLAT OF PRAIRIE’S EDGE SUBDIVISION, A SUBDIVISION OF A PART OF THE WEST HALF OF NORTHEAST QUARTER OF SECTION 35, AND A PART OF THE SOUTHEAST QUARTER OF SECTION 26, ALL IN TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS, AS SHOWN BY PLAT OF SURVEY MADE BY ROBERT L. MCCLINTOCK, ILLINOIS PROFESSIONAL LAND SURVEYOR NO. 1948, DATED JUNE 19, 2000 AND RECORDED IN THE RECORDS OF EDGAR COUNTY, ILLINOIS ON JULY 26, 2000 AS DOCUMENT NO. 00-0002405.

4F:BEGINNING AT THE NORTHEAST CORNER OF LOT 19 OF THE PLAT OF PRAIRIE’S EDGE SUBDIVISION, A SUBDIVISION OF A PART OF THE WEST HALF OF NORTHEAST QUARTER OF SECTION 35, AND A PART OF THE SOUTHEAST QUARTER OF SECTION 26, ALL IN TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS, AS SHOWN BY PLAT OF SURVEY MADE BY ROBERT L. MCCLINTOCK, ILLINOIS PROFESSIONAL LAND SURVEYOR NO. 1948, DATED JUNE 19, 2000 AND RECORDED IN THE RECORDS OF EDGAR COUNTY, ILLINOIS ON JULY 26, 2000 AS DOCUMENT NO. 00-0002405, THENCE EAST 12 FEET; THENCE SOUTH 197.99 FEET PARALLEL TO THE EAST LINE OF LOT 19 AS DESCRIBED HEREINABOVE; THENCE WEST 12 FEET TO THE SOUTHEAST CORNER OF SAID LOT 19; THENCE NORTH ALONG THE EAST LINE OF LOT 19 TO THE PLACE BEGINNING.

Tract 5:

THE NORTH 32 ACRES OF THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION 35, TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS, EXCEPTING THEREFROM THE FOLLOWING THREE TRACTS, NAMELY, 5A, 5B AND 5C:

5A:THE EAST 24 RODS, 21 LINKS OF SAID 32 ACRE TRACT.

5B:THE SOUTH 12.31 FEET OF LOTS NOS. 16, 17, 18 AND 19 OF THE PLAT OF PRAIRIE’S EDGE SUBDIVISION, A SUBDIVISION OF A PART OF THE WEST HALF OF NORTHEAST QUARTER OF SECTION 35, AND A PART OF THE SOUTHEAST QUARTER OF SECTION 26, ALL IN TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS, AS SHOWN BY PLAT OF SURVEY MADE BY ROBERT L. MCCLINTOCK, ILLINOIS PROFESSIONAL LAND SURVEYOR NO. 1948, DATED JUNE 19, 2000 AND RECORDED IN THE RECORDS OF EDGAR COUNTY, ILLINOIS ON JULY 26, 2000 AS DOCUMENT NO. 00-0002405, TO THE EXTENT THAT SUCH LOTS EXTEND INTO SAID SECTION 35.

5C:BEGINNING AT THE NORTHEAST CORNER OF LOT 19 OF THE PLAT OF PRAIRIE’S EDGE SUBDIVISION, A SUBDIVISION OF A PART OF THE WEST HALF OF NORTHEAST QUARTER OF SECTION 35, AND A PART OF THE SOUTHEAST QUARTER OF SECTION 26, ALL IN TOWNSHIP 14 NORTH, RANGE 12 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN EDGAR COUNTY, ILLINOIS, AS SHOWN BY PLAT OF SURVEY MADE BY ROBERT L. MCCLINTOCK, ILLINOIS PROFESSIONAL LAND SURVEYOR NO. 1948, DATED JUNE 19, 2000 AND RECORDED IN THE RECORDS OF EDGAR COUNTY, ILLINOIS ON JULY 26, 2000 AS DOCUMENT NO. 00-0002405, THENCE EAST 12 FEET; THENCE SOUTH 197.99 FEET PARALLEL TO THE EAST LINE OF LOT 19 AS DESCRIBED HEREINABOVE; THENCE WEST 12 FEET TO THE SOUTHEAST CORNER OF SAID LOT 19; THENCE NORTH ALONG THE EAST LINE OF LOT 19 TO THE PLACE BEGINNING.

PINs: 09-13-26-100-009, 09-13-26-200-004, 09-13-26-300-007, 09-13-26-300-004, 09-13-26-400-042, 09-13-26-400-043, 09-13-35-200-024, 09-13-35-200-025

EXHIBIT A

LINK DESCRIPTION

Matthews Legal Description

PARCEL I

The West Half (W 1/2) of Section-Thirty One (31), Township Three (3) South, Range Nine (9) West In DeSoto County, Mississippi, less and except the Northwest Quarter (NW l/4 ) of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section Thirty-One (31), DeSoto County, Mississippi and LESS and Except a tract of fend more particularly described by metes and bounds as ‘elms, to colt:

BEGINNING at the Northeast corner of the Northwest Quarter (NW 1/4 ) of Section Thirty-One (31), Township three (3) South, Range Nine (9) West, and run thence South 0 degrees 0’. A distance of 5,375.1 feet, thence South 89 degrees 10’ West a distance of 988.0 feet, thence North 41 degrees 10’ West a distance of 368.4 feet, thence North 18 degrees 2’ West a distance of 587.0 feet, thence North 22 degrees 50’ West, a distance of 218.2 feet, thence North 6 degrees 40’ West a distance of 170.4 feet, thence North 21 degrees44’ West, a distance of 245.4 feet, thence North 12 degrees 24’ West, a distance of 1,126.1 feet, thence North 34 degrees5’ West a distance of 454.1 feet, thence North 31 degrees 41’ West a distance of 347.6 feet, thence North 11 degrees 36’ West a distance of 436.7 feet, thence North 23 degrees 41’ West a distance of 1,138.2 feet, thence North 89 degrees 10’ East a distance of 592.0 feet thence North 0 degrees 0’ a distance of 660 feet, thence North 89 degrees 10’ East a distance of 2,261.0 feet to the point of beginning.

PARCEL. II

All of the South Half (S 1/2) of the South Half (S 1/2) of the Northwest Quarter (NW 1/2) East of Big Six Ditch, and all of that part of the Southwest Quarter (SW 1/4) North end East of Big Set Ditch, and all that pint of the Southeast Quarter (SE 1/2) North and’East of Big Six Ditch, and the South Half (S 1/2) of the South Half (S 1/2) of the Northeast Quarter (NE 1/4), all In Section Thirty-six (6), Township Three (3) South, Range Ten (10) West, in Tunica County, Mississippi.

PARCEL III

South Half  (S 1/4) of North Half (N 1/4) end Northeast Quarter (NE 1/4) of southeast Quarter (SE 1/4) of Section Twenty (20), Township Tour (4), Range Ten (10), Tunica County, Mississippi.

PARCEL IV

A tract of land situated In the Northeast 1/4 of Northwest 1/4, the Northwest 1/4 of the Northwest 1/4 the Southwest 1/4 of Northwest 1/4 and the Southeast 1/4 of the Notthwest 1/4 of Section 33, Township 3 South, Range 10 West, Tunics County, Mississippi and more particularly described as follows:

Commencing from a found 1” iron pin representing the northeast corner of Section 33, Township 3 South, Range 10 West, Tunica County, Mississippi, thence South 89 degrees, 48 minutes, 19 seconds West along the north line of saki Section 33 for 3218.67 feet to a point thence South 0, degrees, CO minutes, 00 seconds East for 65.36 feet to a point at the intersection of the center of Bud Island Bayou and the southern prescripthre county right of way line of Bowdre Road (said southern prescriptive right of way line is on the southern top bank of a roadside drainage ditch) and the Point of the Beginning of the track herein described thence

South 23 degree, 11 minutes, 10 seconds West along the center of said center of Burt Island Bayou for 106.07 feet to a paint; thence

South 44 degrees, 00 minutes, 07 seconds West and continuing along the center of said center of Buck Island Bayou for 276.26 feet to a point thence

South 0 degrees, 26 minutes 19 seconds West and continuing along the center of said canter of Buck island Bayou for 197.75 feet to a point thence

South 15 degrees, 59 minutes, 41 seconds East and continuing along the center of said center of Buck Island Bayou for 499.84 feet to a point; thence

South 27 degrees, 03 minutes, 03 seconds West and continuing along the center of said center of Buck Island Bayou for 480.90 feet to a point; thence

Continued PARCEL IV

South 10 degrees, 44 minutes, 12 seconds East and continuing along the center of said center of Buck Island Bayou for 780.34 feet to a point; thence

South 48 degrees, 08 minutes, 20 seconds East and continuing along the center of said center of Buck Island Bayou for 240.50 feat to a point; thence

South 5 degrees, 02 minutes, 16 seconds West and continuing along the center of said center of Buck Island Bayou for 361.80 feet to a point at the southeastern corner of the tract herein described; thence

North 89 degrees, 50 minutes, 39 seconds West along the south line of the Northwest 1/4 of said Section 33 for 611.98 feet to a point in the eastern right of way line of Kirby Road (said eastern right of way line being 40 feet eastward of and parallel to the physical center of said Kirby Road); thence

In a northwesterly direction along the arc of a counter clockwise curve, having a radius of 1444.28 feet, a delta angle of 10 degrees, 11 minutes, 32 seconds, an arc length of 256.92 feet and a chord which bears North 29 degrees, 02 minutes, 04 seconds West for 256.58 feet to a point of tangency; thence

North 34 degrees, 07 minutes, 50 seconds West and continuing along the said eastern right of way line of Kirby Road for 1492.73 feet to a point of curvature; thence

In a northwesterly direction along the arc of a clockwise curve, having a radius of 2820.66 feet, a delta angle of 28 degrees, 06 minutes, 53 seconds, an arc length of 1384.08 feet and a chord which bears North 20 degrees, 04 minutes, 03 seconds West for 1370.24 feet to a point in the said southern prescriptive right of way line of Bowdre Road; thence

South 89 degrees, 27 minutes, 05 seconds East along the said southern prescriptive right of way and being generally along the southern top bank of the roadside drainage ditch 836.07 feet to the said point; thence

South 71 degrees, 30 minutes, 59 seconds East along the said southern prescriptive right of way line and being generally along the southern top bank of the roadside drainage ditch for 146.78 fee to a point; thence

South 89 degrees, 48 minutes, 04 seconds East along the said southern prescriptive right of way line and being generally along the southern top bank of the roadside drainage ditch for 1092.44 feet to the said “Point of Beginning”, containing 81.10 acres, more or less.

Bearings in the above description have an origin of TRUE NORTH based on computations from solar observations.

That part of the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of Section Thirty-three (33) lying East of Buck Island Bayou; and the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of Section Thirty-three (33), Township Three (3) South, Range Ten (10) West, less 1/4 acre conveyed to Trustees of Good Hope Baptist Church by dated July 19, 1917, recorded in Deed Book M-2 at page 501 and except  tract conveyed to Tunica County, Mississippi for road purposes by the said John Henry by Instrument dated April 4, 1960, recorded In Deed Book 1-3 at page 206-A of said records all located in Tunica County, Mississippi.

PARCEL V

The South Half (S 1/2) of the Northeast Quarter (NE 1/4)  of Section Four (4) in Township Four (4) South of Range Ten (10) West, Tunica County, Mississippi.

That part of the West Half (W 1/2) of Section Four (4) lying East of Buck Island Bayou: the North Half (N 1/2) Of the Northeast Quarter (NE 1/4) of Section Four (4) the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/2 ) of Section Three (3) , all in Township Four (4) Range Ten (10) West; less two (2) acres conveyed So Trustees of Good Hope Church by deed dated May 29, 1945, recorded in Deed Stook B.3 at Page 311 of the record of said County; the East Half (E ) of the Northwest Quarter (NW 1/4) of Section Three (3), Township four (4), Range Ten (10) West Tunica county, Mississippi;

LESS AND EXCEPT: 9.3 ACRES, more or less, In sald East Half (E 1/2) of the Northwest Quarter (NW 1/2) conveyed by John Henry to Tunica County for use as a highway right of way by deed dated June 19, 1958, recorded In Deed Book H-3 at Page 3748 of said records and also

Continued PARCEL V

LESS AND EXCEPT: all that part of the East Half (E 1/2) of the Northwest Quarter (NW 1/2) of Section Three (3), Township Four (4), Range Ten (10) West, situated east of the east right of way line of mississippi State Highway No. 3 less and except an undivided one-half interest in all oil, gas, and other minerals in, on or under said property reserved in the deed from Dr. John M. Maury to John Henry dated December 18, 1952, recorded in Deed Book F-3 at page 153 of the record in the office of Chancery Clerk of Tunica county, Mississippi,

EXHIBIT A

Swindoll Darby— Legal Description

EXHIBIT A - DARBY TRACT

Northwest Quarter (NW 1/4) of Southeast Quarter (SE 1/4) and Southwest Quarter (SW 1/4) of Northeast Quarter (NE 1/4) of Section Twenty-Six (26); all that part of the Northwest Quarter (NW 1/4) of Northeast Quarter (NE 1/4) of Section TwentySix (26) which lies south of the center line of the gravel road known as the Couch (or Bluff) Road in Township Three (3) South, Range Ten (10) West, containing 120 acres, more or less, and being the same land described in that certain Warranty Deed of record in Book E-3, page 78, of the deed records of Tunica County, Mississippi.

South Half (S 1/2) of Southeast Quarter (SE 1/4) of Northeast Quarter (NE 1/4) and the Northeast Quarter (NE 1/4) of Southeast Quarter (SE 1/4) of Section TwentySix (26), Township Three (3) South, Range Ten (10) West, containing 60 acres, more or less, reserving unto Ramsay-Austin Planting Company, Inc., its successors and assigns, an undivided one-half (1/2) interest in all of the oil, gas and minerals underneath the surface of said land and being the same land described in that certain Warranty Deed of record in Book G-3, page 316, of the deed records of Tunica County, Mississippi.

The North Half (N 1/2) of the Northwest Quarter (NW 1/4) and the Southeast Quarter

(SE 1/4) of the Northwest Quarter (NW 1/4) of Section Twenty-Five (25), Township Three (3) South, Range Ten (10) West, and being the same land described in that certain deed of record in Book l-3, page 470 of the deed records of Tunica County, Mississippi.

North Half (N 1/2) of Southeast Quarter (SE 1/4) of Northeast Quarter (NE 1/4) of

Section Twenty-Six (26) and all that part of the Northeast Quarter (NE 1/4) of the Northeast Quarter (NE 1/4) of Section Twenty-Six (26) which lies South of the center line of the gravel road known as the Couch (or Bluff) Road, in Township Three (3) South, Range Ten (10) West, containing 60 acres, more or less, and being the same land described in that certain Warranty Deed of record in Book E3, page 385, of the deed records of Tunica County, Mississippi.

AND

A tract of land in the South Half (S 1/2) of the Northeast Quarter (NE 1/4) of Section Twenty-Five (25), Township Three (3), Range Ten (10) West, described as beginning at the Northwest corner of the South Half (S 1/2) of the Northeast Quarter (NE 1/4) of said Section, thence South 10 chains to the center of a slough, thence in a Northerly easterly direction along the center of said slough and meandering to a point in the North line of the South Half (S 1/2) of the Northeast Quarter (NE 1/4) of said Section, thence West 10 chains to the point of beginning, containing 4-1/2 acres, more or less, and being a part of the lands conveyed by John G. Allen, Guardian, to Howard Jordan by Warranty Deed dated September

17, 1953, recorded in Book F-3, page 361 of the records of Tunica County, Mississippi.

LESS AND EXCEPT

A tract of land in the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of Section Twenty- Five (25), Township Three (3), Range Ten (10) West, described as beginning at the Southeast corner of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of said Section, thence North 10 chains to the center of a slough, Thence in a Southwesterly direction along the center of said slough and meandering to a point in the South line of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of said Section, thence East a distance of 12 chains 45 feet to the point of beginning, containing 6 acres, more or less, and being a part of the land conveyed by Walkem Development Company, Inc., a Tennessee Corporation, to R.E. Darby, by Warranty Deed dated January 24, 1961, recorded in Book l-3, page 470, of the deed records of Tunica County, Mississippi.

SUBJECT TO PERPETUAL EASEMENT DEED FROM R.E. DARBY AND WIFE, LEONA O. DARBY, TO THE UNITED STATES OF AMERICA DATED OCTOBER 11, 1967, FILED FOR RECORD ON OCTOBER 11, 1967, AT 11:17 A.M. IN THE CHANCERY CLERK’S OFFICE OF TUNICA COUNTY, MISSISSIPPI IN DEED BOOK N-3, PAGE 434.

EXHIBIT A

Coopers Mill — Legal Description

TRACT 1: All of the woodland located on that certain tract of land, situate, in Mt. Clio

Township, Lee County, State of South Carolina, lying on the South side of Highway No. 34 leading from Manville to Wysacky. Said tract of land consists of Three Hundred Twenty Five

(325) acres, more or less, and being bounded and described as follows, to wit: On the North by Highway No. 34; on the East by Highway No. 44; on the South by lands of now or formerly of Archie Beattie, and on the West by the Run of Black River separating this property from the lands of now or formerly the Estate of George McCutchen. It being intended by the deed to convey the grantee a interest in the woodland located on the above tract, which woodland consists of One Hundred Fifty (150) acres, more or less, of said total acreage of Three Hundred Twenty Five

(325) acres, more or less.

ALSO: All of the woodland located on that certain tract of land situate in Mt. Clio Township, County of Lee, State of South Carolina, lying on the North side of Highway No. 34 leading from Manville to Wysacky. Said tract of land consisting of Two Hundred Fifty (250) acres, more or less, and being bounded and described as follows, to wit: On the North by lands now or formerly of Harrison Jackson and Ella Jackson and by lands of the Estate of Ruth; on the East by lands of the Estate of Ruth and by a dirt road separating this tract from lands of grantor and by lot of New Zion A.M.E. Church; on the South by Highway 34 leading from Bishopville to Wysacky; and on the West by the run of Black River which separates this tract from lands of the Estate of George McCutchen. It being intended by this Deed to convey to the grantee a interest in the woodland located on the above tract, which woodland consists of One Hundred Fifty (150) acres, more or less, of said total acreage of Two Hundred Fifty (250) acres, more or less. ALSO:

All that certain piece, parcel or tract of land containing 406 acres, more or less, Mt. Clio Township, County of Lee, State of South Carolina and this being the same property conveyed to Harvie B. Abney and Caroline B. Stroman by the Estate of Harvie Hull Cooper (Estate Package 104-2699) and being the remainder of that tract containing 705 acres, more or less, after the conveyances as follows:

1.Deed of Harvie B. Abney and Caroline B. Bowen f/k/a Caroline B. Stroman to James Luckey, Robert Bradley, Jr., Solomon Bradley and Henry Carter, as Trustees of New Zion AME Church and their duly constituted successors in office by deed dated 2/13/1981 and recorded 3/2/1981 in the Office of the ROD for Lee County in Volume C-3 at page 322.

2.Deed of Harvey B. Abney and Caroline B. Stroman to Trustees of New Zion Church dated 6/8/1974 and recorded 7/8/1974 in the Office of the ROD for Lee County in Volume R-2 at page 237.

3.Deed of Harvie Hull Cooper to Caleb C. Whitaker, III by deed dated 6/30/1965 and recorded

6/30/1965 in the Office of the ROD for Lee County in Volume A-2 at page 348.

4.Deed of Harvie H. Cooper to Archie Beattie dated 6/10/1963 and recorded 6/10/1963 in the Office of the ROD for Lee County in Volume Y-1 at page 196.

5.Deed of Harvie H. Cooper to Archie Beattie dated 9/1/1956 and recorded 9/6/1956 in the Office of the ROD for Lee County in Volume S-1 at page 263.

6.Deed of Harvie H. Cooper to J. H. Scarborough dated 5/22/1948 and recorded 5/25/1948 in the Office of the ROD for Lee County in Volume L-1 at page 178.

Tax Map No. 045-00-00-034-000

TRACT 7: All that certain piece or tract of land situate, lying and being in Lee County, Mt. Clio Township, containing 125.96 acres, more or less, as shown on that certain Plat of Louis White Tisdale, R.L.S., dated June 1, 2005 and recorded in the Office of the Register of Deeds for Lee County in Plat Book L-1 at Page 146, and having such boundaries, metes, courses and distances as are shown on said plat, reference to which is hereby made pursuant to authority contained in 30-5-250 of the Code of Laws of South Carolina, 1976, as amended.

Lee County Tax Map No. 045-00-00-170-000

TRACT 8: All that certain piece or tract of land situate, lying and being in Lee County, Mt. Clio Township, containing 191.74 acres, more or less, as shown on that certain Plat of Louis White Tisdale, R.L.S., dated June 1, 2005 and recorded in the Office of the Register of Deeds for Lee County in Plat Book L-1 at Page 146, and having such boundaries, metes, courses and distances as are shown on said plat, reference to which is hereby made pursuant to authority contained in 30-5-250 of the Code of Laws of South Carolina, 1976, as amended.

Lee County Tax Map No. 045-00-00-041-000

This being the same property conveyed to James C. Justice, II by deed of Harvie B. Abney a/k/a Harvie Hull Beattie Abney and Caroline B. Bowen f/k/a Caroline B. Stroman a/k/a Ann Caroline Beattie Stroman dated August 29, 2011 and recorded in the Office of the Register of Deeds for Lee County on September 1, 2011 in Book 279 at Page 108.

Exhibit A

Legal Description

Harvin Legal Description

All that certain piece, parcel or tract of land, with any improvements thereon, situate, lying and being in the County of Richland, State of South Carolina, being shown and designated as “Tract 4 Area=143.85 Acres (Includes Area 1-B & 1-C-2)” on a plat prepared for FPI Properties LLC by Dangerfield Engineering and Surveying dated December 29, 2016, recorded in the Office of the Register of Deeds for Richland County in Record Book 2188 at Page 508, and having such boundaries and measurements as shown on the plat described herein, which is specifically incorporated herein by reference.

This being a portion of the same property conveyed to Gonzales Land and Timber, LLC by deed of Joseph B. Harvin, as Trustee of the Margaret Harvin Revocable Trust dated February 28, 2000, as amended dated July 7, 2016 and recorded July 15, 2016 in Record Book 2129 at Page 2425, Office of the Register of Deeds for Richland County.

Portion of TMS# 27500-03-04

Exhibit “A” Legal Description

Sellers Legal Description

All those certain pieces, parcels or tracts of land, together with any improvements located thereon, lying and being situate in the County of Dillon, State of South Carolina, containing in the aggregate 288.70 acres, more or less, and being shown and designated as Tracts “B” and “C” on a map of property surveyed for B. A. & Watson Huggins and Canal Industries, Inc., dated January 17, 1973, made by Ferrell J. Prosser, R.L.S., which map is duly recorded in the office of the Clerk of Court for Dillon County in Plat Book 12 at Page 116, and which map is specifically incorporated herein and reference is craved thereto for a more complete and accurate description of the metes, bounds, courses and distances of the property concerned herein. Said tracts of land being bounded, now or formerly, on the Northeast by lands of W. K. Bethea and Tract A on the aforesaid map, the centerline of a canal marked on said map from Point “A” to “B” being the line; on the East by Tract A on said map, the centerline of a canal being designated as between Points “B” and “C” on the aforedescribed map being the line; on the Southeast by the right-of-way of the Seaboard Coast Line Railroad; on the Southwest by lands of Ben Page and Tract D on said map, a County Road being the line between Tracts C and D; on the Northwest by Tract D on said map; EXCEPTING, however, a lot of land lying on the Northeast side of the County Road dividing Tract C from Tract D on the aforesaid map, and which measures 36 feet, more or less, on its Northeastern boundary; 143 feet, more or less, on its Southeastern boundary; and 158 feet, more or less, on its Northwestern boundary, all as more fully shown on the aforesaid map and denoted thereon as “Mace Cemetery.”

LESS AND ACCEPTING ALSO that certain parcel consisting of 9.03 acres, more or less, being shown and designated as “New Parcel” on that certain subdivision survey prepared for Charlie Baucom by Robert Bryan Pittman, P.L.S., dated May 15, 2015 and recorded in the office of the Clerk of Court for Dillon County in Plat Book 46 at Page 161. This being the same property heretofore conveyed unto Sellers SC Exchange, LLC by deed of Alan W. Gaddy dated August 27, 2015 and recorded on September 14, 2015 in Book 571 at Page 234, aforesaid records.

This property is shown on the Dillon County Assessor’s records as tax parcel number 131-00-00-006, consisting of 273.27 acres, and on the Marion County Assessor’s records as tax parcel number 001-00-00-011-000, consisting of 6.40 acres

This being the same property conveyed unto Bentwood Farms, LLC by deed of Alan W. Gaddy dated December 30, 2015 and recorded on January 7, 2016 in Book 577 at Page 158, Dillon County Clerk of Court; and January 13, 2016 in Volume 329 at Page 25, Marion County Clerk of Court.

AND ALSO, that certain parcel consisting of 9.03 acres, more or less, being shown and designated as “New Parcel” on that certain subdivision survey prepared for Charlie Baucom by Robert Bryan Pittman, P.L.S., dated May 15, 2015 and recorded in the office of the Clerk of Court for Dillon County in Plat Book 46 at Page 161.

This property is shown on the Dillon County Assessor’s records as tax parcel number 131-00-00-026.

This being the same property conveyed unto Sellers SC Exchange, LLC by deed of Alan W. Gaddy dated August 27, 2015 and recorded on September 14, 2015 in Book 571 at Page 234, Dillon County Clerk of Court.

EXHIBIT A

Gaddy Gasque Legal Description

All that certain tract of land located in Dillon County, State of South Carolina, known or formerly known or referred to as “Paradise”, containing Three and four tenths (3.4) acres, more or less, and being described as Dillon County Tax Map Number 145-00-00-015 and having such metes and bounds as thereon set forth. The property is located approximately one-half (1/2) mile North of S-17-313 and approximately One Thousand Four Hundred (1,400’) feet West of U.S. Highway 301. This being a portion of 150 acres as shown on a plat prepared for Annie Grace Sellers Gaddy by C. O. Epps, R.L.S. and recorded in Plat Book 6, at Plat Page 145.

This being the same property of the remaining portion of 150 acres known as “Paradise” devised to Annie Grace Gaddy by and through the Last Will and Testament of Wallace D. Sellers dated November 21, 1946. Wallace D. Sellers having died a resident of a Dillon County on January 4, 1947 and whose estate was probated in the Probate Court for Dillon County in Box No. 423, Package No. 423.

TMS# 145-00-00-015

All that certain piece, parcel or tract of land, situate, lying and being in the County of Dillon and the County of Marion, State of South Carolina, containing 68.59 acres, and being shown as Tract Number 2 on a plat of Ben Page Lands, Near Sellers, SC, surveyed by Phillip B. Culbreth, PLS, dated April, 1996 and recorded in the Office of the Clerk of Court for Dillon County in Plat Book 27, at Page 78, and in the Office of the Clerk of Court for Marion County in Plat Book 41, at Page 112. Reference is made to said plat for a more complete and accurate description; be all measurements a little more or less.

This being the same property conveyed to John M. Gasque, Jr. and Eric S. Gasque by deed of Daniel A. Rainville dated December 20, 2012 and recorded in the Office of the Clerk of Court for Dillon County in Record Book 522, at Page 1; also recorded in the Office of the Clerk of Court for Marion County in Record Book 222, at Page 259.

Dillon TMS# 145-00-00-034 (61.09 acres)

Marion TMS# 001-00-00-012-000 (7.50 acres)

ALL THAT CERTAIN tract of land, located in Marion County, State of South Carolina, known as “Paradise Lands,” containing Fifty-four and two-tenths (54.2) acres and being described as Marion County Tax Map Number 601-14-16-000-000 and having such metes and bounds as thereon set forth. This being a portion of a larger parcel of One Hundred Sixty-five (165) acres, more or less, and bounded now or formerly by lands of Leila Sellers, N.S. and W.B. Evans, Annie Sellers, and Atlantic Coast Line Railroad.

Derivation:         This being the same property conveyed by W. Walker Gaddy (1/2 interest), Jerry F. Ard, Jr. (1/4 interest) and Anne Barboza (1/4 interest) dated April 26, 2005 and recorded May 3, 2005 in the Office of the Clerk of Court for Marion County in Record Book 530, at Page 85.

Jerry F. Ard, Jr. a/k/a Jerry Fore Ard, Jr. died on or about September 25, 2005, and was survived by his wife, Kelly Ard Smith, and his two (2) children, Jerry Fore Ard, III and Grace Miller Ard, who inherited a one-half (1/2), one-fourth (1/4), and one-fourth (1/4) interest, respectively, in Jerry F. Ard, Jr.’s interest in the property, pursuant to that certain Order issued by the Honorable T. Carroll Atkinson, III, Judge of Probate for Marion County, Case Number 2018-E-33-00113, dated and filed with said Probate Court August 29, 2018.

W. Walker Gaddy died intestate March 11, 2014 as evidenced by Richland County Probate Estate Case Number 2014 ES40 01454. An Ancillary Estate has been opened in Marion County.

TMS No.:601-14-16-000-000

Exhibit A

Bennettsville Legal Description

PARCEL #1: All that certain piece, parcel or tract of land lying and being situate in the County of Marlboro, State of South Carolina, containing 58 acres more or less, and being that portion of Tracts# 1 and #2 as shown on a plat of land property of Est. of W. H. Kirkwood made Oct. 7, 1944 by J. M. Jackson, Jr., C. E., and record in the office of the Clerk of Court for Marlboro County in Plat Book 9. Page 138, lying on the north-eastern side of South Carolina Highway #9 as shown on said plat. This is a portion of the lands conveyed by T. A. Kirkwood, et al, to W. S. Quick by deed dated October 11, 1944 and recorded in Deed Book 54 at page 252.

Tax Map No. 027-00-01-002

AND ALSO PARCEL #2: All that certain other tract of land known as the Fletcher Townsend Place containing Fifty Seven and 50/100 (57.50) acres, more or less, and being more particularly shown as Tract #2A on a plat entitled ‘Map of the Stage Road Place Est. J.A. W. Moore made by R. M. Evans, R C.E. June 1925, which plat is duly recorded in Plat Book 6, (listed as Book 7 by error in prior deed), Page 48, in the office of the Clerk of Court for Marlboro County

Tax Map No. 027-00-01-001

AND ALSO PARCEL#3: All that certain piece, parcel or lot of land lying and being situate in the County of Marlboro, State of South Carolina and containing 1 03. 83 acres more or less being described on that certain plat entitled “Plat of Usher Tract, Est. of D.C Quick” made by John M. Jackson, III. P.L.S. dated April 20,2000 and filed in Plat Cabinet A. Slide 10, Page 1 in the office of the Clerk of Court for Marlboro County. For a more particular description as to metes and bounds, courses and distances, reference is craved to the aforementioned plat which is incorporated herein.

Tax Map No. 021-01-02-017

Tax ID Number 06-05S-15E-0094200.0000. (as to Parcel 3)

PARCEL 4:

PARCEL A:

THE EAST 1/2 OF THE NW 1/4 OF SECTION 31, TOWNSHIP 4 SOUTH, RANGE 15 EAST, ALSO A TWENTY (20) FOOT EASEMENT FOR INGRESS AND EGRESS ALONG THE WEST SIDE OF AN EXISTING POWER LINE EASEMENT LOCATED ALONG THE EAST BOUNDARY LINE OF THE NW 1/4 OF SECTION 31, TOWNSHIP 4 SOUTH, RANGE 15 EAST AS SET FORTH IN INSTRUMENT RECORDED IN DEED BOOK 94, PAGE 482, PUBLIC RECORDS OF SUWANNEE COUNTY, FLORIDA.

PARCEL B:

THE SW 1/4, SECTION 31, TOWNSHIP 4 SOUTH, RANGE 15 EAST, SUWANNEE COUNTY, FLORIDA. LESS AND EXCEPT ROAD RIGHTS OF WAY AND SUBJECT TO UTILITY EASEMENTS.

Tax ID Number 31-04S-15E-0090400.0000. (as to Parcel 4)

PARCEL 5:

THE NORTHEAST QUARTER (NE 1/4) OF SECTION 36, TOWNSHIP 4 SOUTH, RANGE 14 EAST, SUWANNEE COUNTY, FLORIDA.

Tax ID Number 36-04S-14E-0328400.0000. (as to Parcel 5)

PARCEL 6:

THE SE 1/4 OF SECTION 25, TOWNSHIP 4 SOUTH, RANGE 14 EAST, SUWANNEE COUNTY, FLORIDA.

Tax ID Number 25-04S-14E-0320600.0000. (as to Parcel 6)

PARCEL 7:

THE EAST 1/2 OF SECTION 12, TOWNSHIP 5 SOUTH, RANGE 14 EAST, SUWANNEE COUNTY, FLORIDA.

Tax ID Number 12-05S-14E-0337000.0000. (as to Parcel 7)

PARCEL 9:

THE SW 1/4 OF SECTION 28, TOWNSHIP 4 SOUTH, RANGE 15 EAST, SUWANNEE COUNTY, FLORIDA, LESS AND EXCEPT ANY EXISTING PUBLIC ROAD RIGHTS OF WAY, AND FURTHER LESS AND EXCEPT THAT PORTION CONVEYED IN O.R. BOOK 1501, PAGE 397.

Tax ID Number 28-04S-15E-0089300.0000. (as to Parcel 9)

PARCEL 10:

THE NW 1/4 OF SECTION 12, TOWNSHIP 5 SOUTH, RANGE 15 EAST, SUWANNEE COUNTY, FLORIDA.

Tax ID Number 12-05S-14E-0337000.2000. (as to Parcel 10)

Ironwood Legal Description	EXHIBIT “A”

PARCEL 1:

THE SOUTHWEST 1/4 AND THE EAST 1/2 OF SECTION 30, TOWNSHIP 4 SOUTH, RANGE 15 EAST, SUWANNEE COUNTY, FLORIDA.

Tax ID Number 30-04S-15E-0090200.0000. (Parcel 1)

PARCEL 2:

PARCEL A:

THE NORTH 25 FEET OF THE SE 1/4 LYING WEST OF COUNTY ROAD NO. C-137, SECTION 29, TOWNSHIP 4 SOUTH, RANGE 15 EAST, SUWANNEE COUINTY, FLORIDA.

PARCEL B:

SW 1/4 OF SECTION 29, TOWNSHIP 4 SOUTH, RANGE 15 EAST, SUWANNEE COUNTY, FLORIDA. PARCEL C:

THE NORTH 1/2 OF SECTION 29, TOWNSHIP 4 SOUTH, RANGE 15 EAST, SUWANNEE COUNTY, FLORIDA, LESS AND EXCEPT ROAD RIGHTS OF WAY.

Tax ID Number 29-04S-15E-0089900.0000. (Parcel 2)

PARCEL 3:

PARCEL A:

THE SW 1/4 OF THE SW 1/4 OF SECTION 6, TOWNSHIP 5 SOUTH, RANGE 15 EAST, SUWANNEE COUNTY, FLORIDA.

PARCEL B:

TOWNSHIP 5 SOUTH, RANGE 15 EAST, SECTION 6 - THE EAST 1/2 OF THE SOUTHWEST 1/4, SUWANNEE COUNTY, FLORIDA.

TOGETHER WITH A NON-EXCLUSIVE PERPETUAL PRIVATE EASEMENT FOR PURPOSES OF INGRESS, EGRESS AND REGRESS OVER AND ACROSS THE SOUTH 30 FEET OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 6, TOWNSHIP 5 SOUTH, RANGE 15 EAST, WHICH SAID EASEMENT SHALL RUN WITH THE TITLE TO THE LANDS HEREIN CONVEYED.

PARCEL C:

THE NW 1/4 OF SECTION 6, TOWNSHIP 5 SOUTH, RANGE 15 EAST, LESS AND EXCEPT THE EAST 440.00 FEET OF THE NORTH 1,980.00 FEET THEREOF; AND LESS AND EXCEPT THE UNDIVIDED ONE-HALF (1/2) INTEREST IN AND TO ALL OF THE OIL, GAS AND OTHER MINERALS OF EVERY KIND AND CHARACTER IN, ON OR UNDER OR THAT MAY BE PRODUCED FROM THE LANDS, CONVEYED BY MINERAL RIGHTS AND ROYALTY TRANSFER DATED SEPTEMBER 4, 1944, AND RECORDED IN DEED BOOK 50, PAGES 231-232, PUBLIC RECORDS OF SUWANNEE COUNTY, FLORIDA.

EXHIBIT “A”

Roadrunner Legal Description

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF TULARE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

PARCEL NO. 3 OF PARCEL MAP NO. 2669, IN THE COUNTY OF TULARE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 27 PAGE 70 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM THAT PORTION AS GRANTED TO THE STATE OF CALIFORNIA IN DEED RECORDED MARCH 22, 2002 AS INSTRUMENT NO. 2002-0021792 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM 50% OF ALL OIL, GAS, MINERAL AND OTHER HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 500 FEET BELOW THE SURFACE OF SAID LAND. THE GRANTORS, HIS SUCCESSORS OR ASSIGNS, SHALL NOT HAVE ANY RIGHT TO USE THE SURFACE OF SAID LAND TO A DEPTH OF 500 FEET FOR THE PURPOSES EXPLORING OR DEVELOPING THE MINERAL RIGHTS RESERVED, AS RESERVED BY ADNA F. NEIL IN DEED RECORDED NOVEMBER 2, 1977 IN BOOK 3471 PAGE 158 OF OFFICIAL RECORDS.

PARCEL 2:

PARCEL NO. 1 OF PARCEL MAP NO. 2669, IN THE COUNTY OF TULARE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 27 PAGE 70 OF MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM 50% OF ALL OIL, GAS, MINERAL AND OTHER HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 500 FEET BELOW THE SURFACE OF SAID LAND. THE GRANTORS HIS SUCCESSORS OR ASSIGNS SHALL NOT HAVE ANY RIGHT TO USE THE SURFACE OF SAID LAND TO A DEPTH OF 500 FEET FOR THE PURPOSES OF EXPLORING OR DEVELOPING THE MINERAL RIGHTS RESERVED AS RESERVED BY ADNA F. NEIL IN DEED RECORDED NOVEMBER 2, 1977 IN BOOK 3471 PAGE 158 OF OFFICIAL RECORDS.

APN: 115-150-013, 026

ATTACHMENT B

FORM OF CONVERTIBLE NOTE

[Attached]

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

__
No. CN-	Date of Issuance
US$[PRINC1PAL AMOUNT]	[DATE], 2021

FOR VALUE RECEIVED, Promised Land Opportunity Zone Farms I, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of [FPI Seller] (the “Holder”), the principal sum of US$[PR1NCIPAL AMOUNT], together with interest thereon from the date of this Note. Interest will accrue at a simple rate of 1.35% per annum, equal to the long-term annual Applicable Federal Rate on the Date of Issuance. Unless earlier converted into Membership Interests pursuant to Section 4 below, the principal and accrued interest of this Note will be due and payable on [TEN YEARS FROM ISSUANCE], 2031 (the “Maturity Date”).

This Note is one of a series of Notes issued pursuant to that certain Master Real Estate Purchase Agreement between the Company and Holder or its Affiliate, dated January [--], 2021. This Note is convertible into Membership Interests that are subject to the terms and conditions of the Company’s Amended & Restated Limited Liability Company Agreement dated December 29, 2020 (the “Operating Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Operating Agreement.

1.Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of principal, together with accrued interest, may be paid upon thirty (30) days advance written notice to the Holder, provided that Holder does not convert during such time period.

2.Security. This Note is a general unsecured obligation of the Company.

3.Priority. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this paragraph will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Membership Interests.

4.Conversion of the Notes. This Note and any amounts due hereunder may be converted into Membership Interests at the option of the Holder at any time on or before December 31, 2021, by providing written notice to the Company of such election. All amounts converted under this Note shall be treated as Additional Capital Contributions under Section 3.02 of the Operating Agreement, and shall be governed by the terms and conditions of the Operating Agreement.

5.Note Holder Rights. For so long as this Note remains outstanding, the Holder shall have any and all rights given to the Minority Member under the Operating Agreement, including, but not limited to, the Company actions that are set forth on Exhibit A.

6.Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by the terms of the Operating Agreement.

7.Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Company. Any transfer of this Note may be effected only pursuant to the Operating Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company.

8.Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

PROMISED LAND OPPORTUNITY ZONE FARMS I, LLC

By:	Last Leaf Ventures, LLC
Its:	Manager

By: Servant Financial, Ltd.
Its: Manager

By:
John S. Heneghan, President

EXHIBIT A

APPROVAL RIGHTS

The following Company actions shall require the approval of the Holder:

(i)

amend, modify or waive the Certificate of Formation or the Operating Agreement (other than any amendment to Schedule A or Schedule A-1 that are necessary to reflect any new issuance, redemption, repurchase or Transfer of Membership Interests in accordance with the Operating Agreement);

(ii)	make any material change to the nature of the Business conducted by the Company or enter into any business other than the Business;

(iii)	initiate or consummate an initial public offering or make a public offering;

(iv)

issue additional Membership Interests and/or create and issue new series, types or classes of equity interests in the Company with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof; provided, however, that the Company shall be able to issue additional Membership Interests to: (a) the Majority Member, an Affiliate of the Majority Member or an Affiliate of the Manager, including, but not limited to, one or more parallel investment vehicles of the Majority Member, without the approval of the Minority Member; and (b) third parties approved by the Minority Member in writing, with such consent not being unreasonably held;

(v)	issue obligations, evidences of indebtedness or other debt instruments that represent more than 60% of the Capital Account Value of all Members;

(vi)	appoint or remove the Company’s Designated Individual or auditors or make any material changes in the accounting methods or policies of the Company (other than as required by GAAP);

(vii)	initiate a bankruptcy proceeding (or consent to any involuntary bankruptcy proceeding) involving the Company;

(viii)	change any compensation policies applicable to the Manager or enter into any material agreement with respect to employment, severance, consultancy or any similar agreement with the Manager;

(ix)	call capital for Expense Contributions in excess of $75,000 in the aggregate per Fiscal Year;

(x)	initiate or settle any lawsuit, claim in arbitration and/or any other legal proceeding in excess of $250,000;

(xi)	enter into or modify any contract with third parties in excess of $250,000 unless otherwise provided for in the Budget or the applicable property development plan;

(xii)	amend any property development plan that will result in additional cost to the Company in excess of $250,000;

(xiii)	dissolution of the Company pursuant to Section 12.01 of the Operating Agreement; and

(xiv)	release a Member from any material obligations or liabilities under the Operating Agreement or waive any material rights of the Company with respect thereto.

ATTACHMENT C

ADDITIONAL PROPERTY

Name	State	County	Total Acres	Option Purchase Price
Cheetah	CA	Tulare	478	$20,554,000
Puma	CA	Madera	610	$20,740,000
Andersons	CO	Washington	640	$1,024,000
Bollwinkle	CO	Kit Carson	346	$1,870,000
Buol	CO	Kit Carson	480	$1,652,198
Burlington Feedlot	CO	Kit Carson	416	$2,409,290
Carruthers	CO	Phillips	160	$1,225,813
County Line	CO	Kit Carson	480	$1,397,500
Cure	CO	Kit Carson	1,100	$2,502,167
Deer Creek	CO	Phillips	343	$2,035,470
Eibert & Johnson*	CO	Kit Carson	1,475	$4,938,527
Erker Chute	CO	Kit Carson	320	$1,263,063
Erker Wallace CO	CO	Kit Carson	251	$424,649
Harrel 163	CO	Kit Carson	163	$296,904
Harrel 640	CO	Kit Carson	640	$1,187,615
Hitchcock 535*	CO	Kit Carson	535	$1,322,788
Hitchcock 675*	CO	Kit Carson	675	$2,039,429
Hoffner	CO	Yuma	320	$2,032,858
Hudye Chute	CO	Kit Carson	460	$862,957
Jacoby	CO	Yuma	160	$1,143,856
James Ranch*	CO	Cheyenne	6,430	$12,395,027
Korbelik	CO	Kit Carson	275	$969,857
Kruse	CO	Alamosa	1,083	$5,840,522
Liby CO	CO	Kit Carson	125	$331,800
McArthur	CO	Kit Carson	201	$684,000
Mershfelder*	CO	Cheyenne	250	$950,465
Missel	CO	Kit Carson	1,261	$2,591,500
Reimer	CO	Phillips	162	$1,206,176
Rhoades	CO	Kit Carson	480	$1,817,913
Schutte	CO	Kit Carson	900	$2,195,270
Sutter	CO	Yuma	322	$2,225,039
Timmerman	CO	Phillips	315	$2,289,063
Temples	IL	Douglas	160	$2,013,214
McFadden SC	IL	Schuyler	34	$438,600
Howey & Alexander*	NC	Pamlico	1,375	$9,046,680
Cypress Bay	SC	Bamberg	502	$4,016,000
Maidendown	SC	Marion	926	$4,782,912
Unruh	SC	Lee	330	$1,787,276
Totals			25,183	$126,504,398

*Properties contain solar or wind developments

ATTACHMENT D

TITLE OBJECTIONS

Buyer hereby objects to the title to the Sellers/Gaddy/Gasque Sod Farms. Under the Farm Lease — Sellers/Gaddy/Gasque Sod Farms, dated as of January 1, 2020 (“Lease”), FPI Properties LLC, as Landlord, has granted Bentwood Farms LLC, as Tenant, an option to purchase the property, pursuant to Section 6 of the Lease. This does not appear on the title commitments heretofore provided, but would be an exception to title.

ATTACHMENT E

PROPERTY LOANS, LEASES, GOVERNMENTAL CONTRACTS AND OTHER CONTRACTS

Loans Name	State	County	Counterparty	Date of Agreement
Roberts Trust #514	IL	Douglas	MetLife (Loan #1)	3/29/2016
Beckerdite	IL	Schuyler	MetLife (Loan #3)	4/14/2016
Copes	IL	Schuyler	MetLife (Loan #3)	4/14/2016
Patchett	IL	Edgar	MetLife (Loan #1)	3/29/2016
Tuni. &
Matthews	MS	Desoto	MetLife (Loan #4)	6/29/2016
Swindoll Darby	MS	Tunica	MetLife (Loan #10)	10/29/2020
Coopers Mill	SC	Lee	Rabo AgriFinance	12/15/2017
Harvin	SC	Richland	MetLife (Loan #7)	6/7/2017
Sellers Gaddy
Gasque	SC	Dil. & Marion	MetLife (Loan #9)	6/5/2018
Bennettsville	SC	Marlboro	MetLife (Loan #10)	10/29/2020
Rutledge Investment Co. (Loan
Roadrunner Ranch	CA	Tulare	#3)	8/18/2015
Ironwood	FL	Suwannee	MetLife (Loan #10)	10/29/2020

Farm Leases Name	State	County	Counterparty	Date of Agreement
Roberts Trust #514	IL	Douglas	Prairieland Farms	12/16/2019
Beckerdite	IL	Schuyler	Bret Smith	12/16/2018
Copes	IL	Schuyler	Dennis and Brian Billingsley	11/1/2020
Patchett	IL	Edgar	Steve Sunkel	12/16/2018
Tuni. &
Matthews	MS	Desoto	James Allen Pegram III	12/16/2018
Swindoll Darby	MS	Tunica	T. E. Swindoll & Co.	pending
Coopers Mill	SC	Lee	Gonzales Land and Timber, LLC	pending
Harvin	SC	Richland	Gonzales Land and Timber, LLC	pending
Sellers Gaddy
Gasque	SC	Dil. & Marion	Bentwood Farms, LLC	1/1/2020
Bennettsville	SC	Marlboro	Baucom Family Farms GP	12/16/2019
Roadrunner Ranch	CA	Tulare	M. B. Lending, Inc.	10/16/2017
Ironwood	FL	Suwannee	83 Farms, LLC	3/23/2018

Other Leases Name	State	County	Counterparty	Date of Agreement
Coopers Mill
(Hunting)	SC	Lee	Wisacky Hunt Club	9/1/2018
Coopers Mill (Grain
Bin)	SC	Lee	Gonzales Land and Timber, LLC	pending
Bennettsville
(Hunting)	SC	Marlboro	Chad Poole	5/7/2020
Ironwood (Hunting)	FL	Suwannee	83 Farms, LLC	12/23/2020

ATTACHMENT F

ADDITIONAL PROPERTY CONDITIONS

1.	Buyer’s obligation to purchase Harvin, Swindoll Darby, and Coopers Mill, is subject to Buyer receiving an acceptable lease for the Property.

2.

Buyer’s obligation to purchase Sellers and Gaddy Gasque is subject to Buyer receiving an acceptable amendment to the existing lease to increase the purchase price option to reflect the costs of the anticipated improvements to the Property.

3.

Buyer’s obligation to purchase Ironwood is subject to Buyer and Seller agreeing upon an acceptable amendment related to the acquisition of such Property related to the use of the Property for solar power.